Ex-99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the combined Statement of Additional Information in Post-Effective Amendment Number 26 to the Registration Statement (Form N-1A, No. 333-03013) of The Universal Institutional Funds, Inc., and to the incorporation by reference of our reports dated February 11, 2005 on the Core Plus Fixed Income Portfolio, Emerging Markets Debt Portfolio, Emerging Markets Equity Portfolio, Equity Growth Portfolio, Equity and Income Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, High Yield Portfolio, International Magnum Portfolio, Mid Cap Growth Portfolio, Money Market Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Mid Cap Value Portfolio, U.S. Real Estate Portfolio, and Value Portfolio (sixteen of the portfolios of The Universal Institutional Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2004.

/s/    ERNST & YOUNG LLP

Boston, Massachusetts

April 26, 2005